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                                                                  EXHIBIT (e)(2)



                                                        Dated: December 16, 2005


                                   Schedule A
                                     to the
                             Distribution Agreement
                         between The Coventry Group and
                     BISYS Fund Services Limited Partnership


Name of Fund

Boston Balanced Fund

Boston Equity Fund

Boston Trust Small Cap Fund

Walden Social Balanced Fund

Walden Social Equity Fund